EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of June 30, 2009 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories; Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the Financial Agreement) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

($ millions)

	As at June 30, 2009
	2004	2005	2006	2007	2008	2009
Agreement/Program
Commonwealth and State Housing	490	477	465	454	445	417
Natural Disaster Relief Assistance	10	8	6	51	56	60

TOTAL	500	485	471	505	501	477

Note:	Amounts have been rounded to the nearest $1 million. Consequently, rounded amounts may not add to totals.

Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s primary function to date has been to act as a central financing authority for on-lending funds raised by it to various Queensland statutory bodies. See section above headed “Queensland Treasury Corporation”. Under the provisions of the Act and the Statutory Bodies Financial Arrangements Act 1982 (as amended), financial arrangements entered into by a statutory body may be guaranteed by the Treasurer on behalf of the Government of Queensland.

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The Corporation’s guaranteed debt, as at the end of each of the last seven fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

Guaranteed Debt Onlent by Queensland Treasury Corporation

($ million)

Guaranteed Debt Onlent by Queensland Treasury Corporation

Distribution of debt	2003	2004	2005		2006	2007		2008	2009
	$M	$M	$M		$M	$M		$M	$M
Bodies within the Public Accounts
Department of Education and the Arts	146	125	111		92	73		56	0
Department of Emergency Services	9	7	6		5	3		2	2
Queensland Health	623	539	493		27	86		123	123
Department of Justice & Attorney General	NA	NA	NA		94	86		70	57
Department of Main Roads	1,081	948	938		863	987		1,015	1,077
Forestry Plantations Queensland	89	85	82		79	77		76	79
Department of Premier & Cabinet	13	13	12		29	27		17	17
Department of Public Works	253	257	229		210	439		386	364
Department of State Development & Innovation	77	182	354		159	147		135	138
Queensland Transport	168	187	85		65	62		66	84
Queensland Treasury	NA	NA	NA		NA	972		4,169	7,693
Other	235	107	154		24	35		49	79
Government Owned Corporations
Queensland Electricity Transmission Corporation Limited (Powerlink)	1,395	1,410	1,476		1,642	1,954		2,427	3,098
ENERGEX Limited	1,880	1,763	2,061		2,565	3,183		3,256	3,889
Stanwell Corporation	338	231	209		118	114		127	259
Tarong Energy Corporation	684	287	255		265	355		376	451
CS Energy Ltd(1)	567	260	369	(1)	586	1,081		1,056	851
Gateway Investments Corporation Pty Ltd	304	300	316		304	315		0	0
Ergon Energy Corporation Limited	1,452	1,453	1,774		2,143	2,479		2,974	3,807
Queensland Rail	3,960	3,827	4,016		4,587	4,550		5,164	6,566
Port Authorities & Facilities (various)	533	641	751		694	1,112		1,334	1,981
Local Governments
Brisbane City Council	1,125	1,013	1,022		938	867		699	390
Cairns City Council	109	92	79		72	61		0	—
Caloundra City Council	74	78	91		95	98		0	—
Gold Coast City Council	331	347	393		404	629		680	261
Ipswich City Council	77	87	104		97	92		118	189
Logan City Council	110	98	91		85	76		101	78
Maroochy Shire Council	167	157	151		151	142		0	—
Redland Shire Council	105	106	116		121	129		124	42
Fraser Coast Regional Council	—	—	—		—	—		96	114
Mackay Regional Council	—	—	—		—	—		99	115
Moreton Bay Regional Council	—	—	—		—	—		217	269
Rockhampton Regional Council	—	—	—		—	—		98	126
Sunshine Coast Regional Council	—	—	—		—	—		201	112
Townsville City Council	—	—	—		—	—		207	205
Other	769	721	734		756	838		399	501
Statutory Authorities
Water Supply Boards	164	242	210		206	228		2	2
Universities	66	64	93		130	123		109	150
Grammar schools	49	45	50		65	59		65	88
Queensland Bulk Water Supply Authority	—	—	—		—	—		537	2,168
Queensland Bulk Water Transport Authority	—	—	—		—	—		4	1,785
Queensland Manufactured Water Authority	—	—	—		—	—		—	236
Other	829	320	352		358	418		618	658
Other Bodies
Qld Motorways Limited	1,069	960	983		932	1,250		1,799	2,370
Suncorp\Metway\QIDC	0	0	0		3	3		2	2
DBCT Holdings Pty Ltd	—	—	—		372	333		294	259
Qld Water Infrastructure Pty Ltd	—	—	—		—	294		605	766
Western Corridor Recycled Water Pty Ltd	—	—	—		—	284		1,292	1,897
Southern Regional Water Pipeline Co. P/L	—	—	—		—	—		930	143
SEQ (Gold Coast) Desalination Co. P/L	—	—	—		—	—		281	547
SEQ Water Facility	—	—	—		—	—		185	0
SEQ Water Grid Manager	—	—	—		—	—		2	293
Other	587	490	441		23	15		51	27

Total Funds Onlent	19,523	17,587	18,790		19,634	24,077		32,911	44,408

Undistributed borrowings	2,548	3,987	5,677		7,688	7,806		7,817	18,216

Total Guaranteed Debt	22,071	21,574	24,467		27,322	31,883	(2)	40,728	62,624

1.	The figure for 2004-05 excludes borrowings of $116 million on a non recourse basis for North West Energy Pty Ltd which was a fully owned subsidiary of CS Energy Limited.

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The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at June 30, 2009 at $62.624 billion, which includes $11.279 billion of off-shore debt based on the prevailing rates of exchange at June 30, 2009. Borrowings under management include the debt of local authorities and statutory bodies managed by the Corporation. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

Government Debt

Set out below is a list of all outstanding debt issued by QTC as at June 30, 2009.

OUTSTANDING DOMESTIC A$ INDEBTEDNESS AS AT JUNE 30, 2009*

Domestic Debt
(Australian Financial Year)
Coupon Rate	Face Value	Market Value	Date of Maturity
(% per annum)	(in dollars)	(in dollars)
6.00%	2,964,845,050	3,050,414,284	July 14, 2009
5.50%	6,440,130,000	6,605,957,434	May 14, 2010
6.00%	7,662,230,000	7,921,893,445	June 14, 2011
6.50%	4,514,800,000	4,755,629,421	April 14, 2012
6.00%	7,535,853,000	7,833,010,830	August 14, 2013
6.00%	6,575,399,000	6,708,105,584	October 14, 2015
6.00%	5,065,949,000	5,120,843,695	September 14, 2017
6.00%	2,051,730,000	2,000,346,327	June 14, 2021
6.50%	607,100,000	628,652,743	March 14, 2033
CIB	733,543,200	637,235,880	August 20, 2030
Zero	336,373,537	311,841,368	June 14, 2011
Tnote	2,249,000,000	2,241,181,382	Various 2009
Various	25,954,782	26,442,897	Various 2009
Various	59,104,210	61,097,058	Various 2010
Various	79,452,136	83,532,457	Various 2011
Various	69,366,562	72,655,273	Various 2012
Various	25,855,921	25,552,582	Various 2013
Various	7,886,386	9,627,112	Various

Total Domestic A$ Indebtedness	50,254,572,784	51,345,029,002

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OUTSTANDING FOREIGN CURRENCY DENOMINATED OFFSHORE INDEBTEDNESS QUEENSLAND TREASURY CORPORATION (COMMERCIAL PAPER)

As at June 30, 2009

(at Face Value)

Year of Issue	Currency	Amount	Yield	Maturity	A$ Market Valuation
2008	AUD	6,500,000	7.26%	July 2009	6,487,239
2009	CHF	35,000,000	0.07%	July 2009	39,875,963
2009	EUR	50,000,000	0.91%	July 2009	86,898,685
2009	USD	657,000,000	0.52%	July 2009	808,319,211
2009	EUR	50,000,000	0.92%	August 2009	86,828,232
2009	GBP	15,000,000	0.50%	August 2009	30,802,015
2009	USD	610,000,000	0.56%	August 2009	750,249,937
2009	EUR	35,000,000	0.64%	September 2009	60,709,424
2009	GBP	10,000,000	0.93%	September 2009	20,516,409
2009	USD	404,000,000	0.54%	September 2009	496,560,601
2009	USD	55,000,000	0.49%	October 2010	67,556,412
2009	AUD	8,000,000	2.60%	January 2010	7,875,824

Total					2,462,679,951

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GLOBAL A$ BONDS AUD

as at June 30, 2009

Interest Coupon	Maturity Date	Face Value(A$)	Market Value(A$)
6.00%	July 14, 2009	1,376,626,000	1,416,357,193
5.50%	May 14, 2010	480,195,000	498,985,502
6.00%	June 14, 2011	1,737,576,000	1,796,460,318
6.00%	Aug 14, 2013	1,069,418,000	1,111,580,370
6.00%	Oct 14, 2015	1,519,934,000	1,550,582,823
6.00%	Sept 14, 2017	892,099,000	901,765,798

Total		7,075,848,000	7,275,732,004

A$ EURO MEDIUM TERM NOTES

as at June 30, 2009

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value(A$)	Market Value(A$)
2005	5.01%	August 26, 2009	AUD	25,000,000	25,501,875
2003	12.00%	September 14, 2009	AUD	15,000,000	15,796,409
2003	0.50%	May 19, 2010	AUD	17,000,000	16,608,404
2005	12.00%	June 7, 2013	AUD	45,000,000	56,081,568
2007	7.125%	September 18, 2017	NZD	703,972,868	785,513,063
2009	2.65%	April 7, 2039	JPY	193,911,911	210,162,413

	Total			999,884,779	1,109,663,732

U.S. MEDIUM TERM NOTES AS

AT JUNE 30, 2009

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value(A$)	Market Value(A$)
2009	0.68%	June 18, 2010	USD	430,663,221	431,126,284

	Total			430,663,221	431,126,284

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